SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2005

On2 Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1-15117
(Commission File Number)

84-1280679
(IRS Employer Identification No.)

21 Corporate Drive, Suite 103, New York NY 12065
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2005 (the “Closing Date”), the previously-announced acquisition (the “Flix Acquisition”) by On2 Technologies, Inc. (“Company”) of certain assets related to the “Flix” software line of Wildform, Inc. (“Wildform”) was completed, pursuant to the terms of the Asset Purchase And Software License Agreement (the “Purchase Agreement”) dated as of April 4, 2005, between the Company and Wildform.

Pursuant to the terms of the Purchase Agreement, Company acquired certain assets (the “Purchased Flix Assets”) related to the Flix software and received a perpetual, irrevocable, royalty-free, sublicensable license to use certain other intellectual property (the “Licensed Flix IP”) related to the Flix software. Company also received a perpetual, irrevocable, royalty-free license to use certain web sales software (the “Licensed E-Commerce Software”). In addition, Company granted Wildform a perpetual license to use the Purchased Flix Assets and new versions of the Flix software in certain new software products being developed by Wildform in exchange for a payment of a royalty to the Company by Wildform.

In consideration for the sale of the Purchased Flix Assets and the license of the Licensed Flix IP and Licensed E-Commerce Software, Company paid Wildform $1,215,000, $200,000 of which has been deposited in an escrow account that will be maintained until the one-year anniversary of the Closing Date as security for Wildform’s obligations under the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of such agreement. A copy of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

Please see the information relating to the Flix Acquisition above.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1  Asset Purchase and Software License Agreement dated April 4, 2005, by and between Wildform, Inc., and On2 Technologies, Inc. The Company agrees to furnish supplementally a copy of any omitted schedule to the Asset Purchase and Software License Agreement upon request by the Commission. Pursuant to the Freedom of Information Act, certain confidential portions of this material have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On2 Technologies, Inc.

Date: May 5, 2005	By:	/s/ Douglas A. McIntyre
Name: Doug McIntyre
Title: Chairman, President and CEO

On2 Technologies, Inc.
Current Report On Form 8-K
Dated May 5, 2005
EXHIBIT INDEX

Exhibit Number	Description

99.1
Asset Purchase And Software License Agreement dated April 4, 2005, by and between Wildform, Inc., and On2 Technologies, Inc. (Pursuant to the Freedom of Information Act, certain confidential portions of this material has been omitted and filed separately with the Securities and Exchange Commission.)